Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Information Analysis Incorporated on Form S-8 of our report dated March 9, 2006, relating to the consolidated financial statements in its Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Reznick Group, P.C.

Vienna, Virginia

November 13, 2006